Exhibit 99.1

PENGUIN SOLUTIONS STRENGTHENS BALANCE SHEET WITH REFINANCING

Reduces Leverage, Extends Overall Debt Maturity, and

Establishes $400M Revolving Credit Facility

Milpitas, Calif. – June 26, 2025 – Penguin Solutions, Inc. (“Penguin Solutions” or the “Company”) (NASDAQ: PENG) today announced that it has completed a refinancing of its credit facilities via a $400 million Revolving Credit Facility, which includes a $35 million letter of credit subfacility (collectively, the “Credit Facilities”).

“This refinancing represents a significant financial milestone for the Company,” said Nate Olmstead, Chief Financial Officer. “As part of the transaction, the Company has meaningfully reduced leverage while also extending our overall debt maturity. This new financing provides future flexibility for the Company’s capital needs and reduces debt service costs due to the lower funded debt following this transaction.”

The transaction refinances and replaces the $300 million Term Loan A Facility due 2027 and the $250 million Revolving Credit Facility due 2027 (collectively, the “Existing Credit Facilities”). The Existing Credit Facilities were repaid and terminated in connection with the transaction. The Credit Facilities closed on June 24, 2025, and the Company borrowed $100 million under the new Revolving Credit Facility. The Company repaid in full the $300 million outstanding under the Existing Credit Facilities with a mix of the $100 million in borrowings under the Credit Facilities and $200 million in available cash, reducing the Company’s funded debt by $200 million.

The Credit Facilities mature in 2030. Interest on the Credit Facilities will be based on a Total Net Leverage grid, with the initial interest rate being the Secured Overnight Financing Rate (“SOFR”) plus 1.75%.

JPMorgan Chase Bank, N.A. led the transaction with BofA Securities, Inc., Citizens Bank, N.A., PNC Bank, National Association, and Santander Bank, N.A. acting as joint lead arrangers and Fifth Third Bank, National Association, and Goldman Sachs Bank USA acting as co-documentation agents.

Additional information about this transaction can be found in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Use of Forward-Looking Statements

This press release contains “forward-looking statements,” which are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside the Company’s control, including, among others: the Company’s liquidity position, the Company’s ability to draw on the Credit Facilities, the Company’s compliance with the terms and conditions of the Credit Facilities (including the covenants contained therein), fluctuations in the SOFR, the aggregate overall level of indebtedness that the Company incurs, global business and economic conditions, and other factors and risks detailed in the Company’s filings with the U.S. Securities and Exchange Commission, which include the Company’s most recent reports on Form 10-K and Form 10-Q.

Such factors and risks as outlined above and in such filings do not constitute all factors and risks that could cause actual results of Penguin Solutions to be materially different from our forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by law, we do not undertake to update the forward-looking statements contained in this press release to reflect the impact of circumstances or events that may arise after the date that the forward-looking statements were made.

About Penguin Solutions

The most exciting technological advancements are also the most challenging for companies to adopt. At Penguin Solutions, we support our customers in achieving their ambitions across our Advanced Computing, Integrated Memory, and Optimized LED business segments. With our expert skills, experience, and partnerships, we turn our customers’ most complex challenges into compelling opportunities.

For more information, visit https://www.penguinsolutions.com.

Investor Contact

Suzanne Schmidt

Investor Relations

(510) 360-8596

ir@penguinsolutions.com

PR Contact

Maureen O’Leary

Penguin Solutions Corporate Communications

(602) 330-6846

pr@penguinsolutions.com